Exhibit 99.1

FOR IMMEDIATE RELEASE

 Contact:
Michael L. Paxton
Vice President, Chief Financial Officer
(972) 301-3658

INTRUSION INC.  ANNOUNCES
SECOND QUARTER RESULTS

Richardson, Texas – July 24, 2003 – Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the three months ended June 30, 2003.

Revenue was $1.5 million for the second quarter of 2003, compared to $1.5 million for the first quarter 2003 and $1.5 million for the second quarter 2002.

Intrusion’s loss from continuing operations for the three months ended June 30, 2003 was $2.9 million, or $0.14 per share, compared to a loss from continuing operations for the three months ended March 31, 2003 of $2.8 million, or $0.13 per share, and a net loss from continuing operations of $4.7 million, or $0.23 per share, for the three months ended June 30, 2002.

As of June 30, 2003, Intrusion reported cash, cash equivalents and investments of $6.1 million, working capital of $5.8 million and no debt.  Cash burn rate in the second quarter of 2003 was $2.1 million compared to $2.5 million in the first quarter of 2003.

“The overall market conditions in the second quarter continued to be very difficult,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.  “We are experiencing some growth in revenue in North America but that has been offset by declining revenues in Europe and Asia.”

“Since our revenue growth continued to be flat in the second quarter, we have made additional cuts in expenses which we anticipate will further reduce our cash burn,” Paxton concluded.

During the second quarter, Intrusion booked several noteworthy orders related to its Intrusion Detection business including:

•                  A $200,000 contract funded by the Department of Defense

•                  Orders totaling $70,000 for a large Managed Security Service Provider

•                  A $70,000 order for a large insurance company

Also during the second quarter, Intrusion continued to add new features to and improve the performance of its primary product line, the Intrusion SecureNet network intrusion detection system and continued the long-standing support for the Intrusion PDS Security Appliances for Check Point’s VPN and firewall software. Key developments in Intrusion’s flagship SecureNet Series include:

•                  Intrusion SecureNet WBI 2.0 substantially simplifies staging, deployment, management and monitoring of SecureNet Sensors. All sensor functions are enveloped in the highly intuitive SecureNet WBI interface including the hardened operating system, drivers, IDS application and signatures. Everything the security professional needs to keep SecureNet Sensors functioning and up to date is available from any computer with Microsoft Internet Explorer, and updates to the entire system are accomplished by just one-click and are also schedulable.

•                  Leveraging the simplicity and ease-of-use of SecureNet WBI, the recently announced Intrusion SecureNet Software-Appliance CD compliments Intrusion’s existing Hardware-Appliance Sensor family, providing customers more purchasing and deployment options. The Software-Appliance CD is inserted in a standard server platform and automatically turns it into an Intrusion SecureNet Sensor. After the short installation, SecureNet WBI is the only interface the security professional needs to manage and monitor the Sensor. The SecureNet Sensor Software-Appliance CD is licensable for 10, 100, 250Mb/s and Gigabit networks and currently is available for the Dell™ PowerEdge 2650, PowerEdge 1650 and PowerEdge 650 as well as the Dell™ Optiplex GX60.  Availability for other models and makes of servers will follow.

•                  Also, during the second quarter, Intrusion doubled the performance and reduced the price of their two most popular SecureNet Sensor Hardware-Appliances — the SecureNet 5445 and the SecureNet 5545.

The Intrusion SecureNet Network Intrusion Detection System, which received Common Criteria Certification in December, 2002 remains the only network IDS listed on the U.S. National Security Agency’s National Information Assurance Partnership certified products website.  Second quarter revenues include business resulting from Common Criteria Certification and many new projects are now being pursued with greater revenue expected during the third quarter and beyond.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until July 31, 2003 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 1414343.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of enterprise security solutions for the information-driven economy.  Intrusion’s suite of security products help businesses protect critical information assets by quickly detecting, analyzing and responding to network- and host-based attacks.  The company’s products include the Intrusion SecureNet™ line of leading network intrusion detection and the Intrusion PDS™ security appliances for Check Point Software Technologies’ (NASDAQ: CHKP) market-leading VPN-1®/FireWall-1®.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products, our ability to continue to meet operating expenses through current cash flow or additional financings, the continuance and strength of our relationship with Check Point, the  highly competitive market for the Company’s products, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in the Company’s Annual Report on Form 10-K and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

This release may include various non-GAAP financial measures (as defined by SEC Regulation G).  The Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations for the period presented by eliminating the effects of one-time and other transactions that can distort underlying operational results in order to provide greater comparability of the Company’s quarterly financial performance on a year-to-year basis.  The most directly comparable GAAP financial measures and a reconciliation of the differences between the GAAP financial measures can be found in the text of this release and the Company’s Condensed Consolidated Statement of Operations attached to this release.

INTRUSION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	June 30, 2003	December 31, 2002
	(Unaudited)	(Audited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,030	$2,898

Short-term investments	5,050	7,825
Accounts receivable, net of allowance for doubtful accounts of $644 in 2003 and $934 in 2002	961	2,363
Inventories	1,556	1,411
Other current assets	341	759
Total current assets	8,938	15,256

Property and equipment, net	832	1,597
Other assets	81	86
TOTAL ASSETS	$9,851	$16,939

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$2,033	$2,905
Deferred revenue	1,148	1,650
Total current liabilities	3,181	4,555

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares 5,000; No shares issued and outstanding	—	—
Common stock, $.01 par value:
Authorized shares 80,000 Issued shares – 20,688 in 2003 and 20,686 in 2002 Outstanding shares – 20,648 in 2003 and 20,646 in 2002	207	207
Common stock held in Treasury, at cost: 40 shares	(362)	(362)
Additional paid-in capital	47,371	47,371
Accumulated deficit	(40,318)	(34,604)
Accumulated other comprehensive loss	(228)	(228)
Total stockholders’ equity	6,670	12,384
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,851	$16,939

INTRUSION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Revenue	$1,483	$1,465	$2,959	$3,979
Cost of revenue	1,091	1,142	2,095	2,851

Gross profit	392	323	864	1,128

Operating expenses:
Sales and marketing	1,923	3,197	3,786	7,099
Research and development	901	1,485	1,824	3,364
General and administrative	446	615	848	1,323
Amortization of intangibles	—	199	—	399
Severance costs	118	200	244	200

Operating loss	(2,996)	(5,373)	(5,838)	(11,257)

Interest income, net	53	108	114	198
Other income	10	—	10	—

Loss before income taxes	(2,933)	(5,265)	(5,714)	(11,059)

Income tax benefit	—	608	—	608
Loss from continuing operations	(2,933)	(4,657)	(5,714)	(10,451)

Gain from discontinued operations, net of taxes	—	—	—	401
Net loss	$(2,933)	$(4,657)	$(5,714)	$(10,050)

Loss per share, continuing operations (basic and diluted)	$(0.14)	$(0.23)	$(0.28)	$(0.51)

Net loss per share (basic and diluted)	$(0.14)	$(0.23)	$(0.28)	$(0.49)

Weighted average shares outstanding (basic and diluted)	20,648	20,643	20,648	20,638